                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to [Section]240.14a-11(c) or
    [Section]240.14a-12
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              Micrion Corporation
                (Name of Registrant as Specified In Its Charter)

                              Micrion Corporation
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                              MICRION CORPORATION
                              ONE CORPORATION WAY
                          PEABODY, MASSACHUSETTS 01960

                                                                 October 1, 1996

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Micrion Corporation (the "Company"), which will be held on Thursday, November 14, 1996 at 10:00 A.M., at the offices of Choate, Hall & Stewart, 36th Floor, Exchange Place, 53 State Street, Boston, Massachusetts.

     The following Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered by the stockholders and contain certain information about the Company and its officers and directors.

     Please sign and return the enclosed proxy card as soon as possible in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions. Even if you plan to attend the meeting, we urge you to sign and promptly return the proxy card. You can revoke it at any time before it is exercised at the meeting, or vote your shares personally if you attend the meeting.

     We look forward to seeing you.

                                          Sincerely,

                                          /s/ NICHOLAS P. ECONOMOU

                                          NICHOLAS P. ECONOMOU
                                          President and Chief Executive Officer

                              MICRION CORPORATION
                              ONE CORPORATION WAY
                          PEABODY, MASSACHUSETTS 01960

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 14, 1996

     The Annual Meeting of Stockholders of Micrion Corporation (the "Company") will be held at the offices of Choate, Hall & Stewart, 36th Floor, Exchange Place, 53 State Street, Boston, Massachusetts, on Thursday, November 14, 1996 at 10:00 A.M., for the following purposes:

          1. To elect the Board of Directors of the Company;

          2. To ratify the Board of Directors' selection of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending June 30, 1997; and

          3. To transact such other business as may properly come before the meeting, and any or all adjournments thereof.

     Stockholders of record at the close of business on September 18, 1996 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

                                          By Order of the Board of Directors

                                          /s/ ROSLYN G. DAUM

                                          ROSLYN G. DAUM
                                          Clerk

Dated: October 1, 1996

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE IN ORDER THAT YOUR SHARES MAY BE REPRESENTED.

                              MICRION CORPORATION
                              ONE CORPORATION WAY
                          PEABODY, MASSACHUSETTS 01960

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished to the holders of common stock of Micrion Corporation (hereinafter referred to as the "Company") in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders to be held on November 14, 1996 and at any adjournment of that meeting. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. Each properly signed proxy will be voted in accordance with the instructions contained therein, and, if no choice is specified, the proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting.

     A person giving the enclosed proxy has the power to revoke it at any time before it is exercised at the meeting, by written notice to the Clerk of the Company, by sending a later dated proxy, or by revoking it in person at the meeting.

     The approximate date on which this Proxy Statement and the enclosed proxy will first be sent to stockholders is October 1, 1996. The Company's Annual Report to Stockholders for the year ended June 30, 1996 is being mailed together with this Proxy Statement.

     Only holders of common stock of record on the stock transfer books of the Company at the close of business on September 18, 1996 (the "record date") will be entitled to vote at the meeting. There were 4,033,363 shares of common stock outstanding and entitled to vote on the record date.

     Each share of common stock is entitled to one vote. The affirmative vote of the holders of a plurality of the shares represented at the meeting, if a quorum is present, is required for the election of directors. If a quorum is present, approval of the other matters which are before the meeting will require the affirmative vote at the meeting of the holders of a majority of votes cast with respect to such matters.

     For purposes of the matters before the Annual Meeting, under the Company's By-Laws, a quorum consists of a majority of the issued and outstanding shares entitled to vote on such matters as of the record date. Shares as to which a nominee (such as a broker holding shares in street name for a beneficial owner) has no voting authority in respect of such matter will be deemed represented for quorum purposes but will not be deemed to be voting on such matters, and therefore will not be counted as negative votes as to such matters. Votes will be tabulated by the Company's transfer agent subject to the supervision of persons designated by the Board of Directors as inspectors.

           STOCK OWNERSHIP OF DIRECTORS, NOMINEES, EXECUTIVE OFFICERS
                           AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding beneficial ownership of the Company's common stock as of August 15, 1996 by (a) each director and nominee for director of the Company, (b) each of the executive officers named in the Summary Compensation Table below, (c) each person known by the Company to own beneficially 5% or more of its Common Stock and (d) all current directors and executive officers as a group. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown as being beneficially owned by such person, based on information provided by such owners.

                                                                COMMON STOCK            PERCENT OF
NAME                                                         BENEFICIALLY OWNED     OUTSTANDING SHARES
----                                                         ------------------     ------------------
Entities affiliated with                                           566,867(1)              13.8%
  Hambrecht & Quist Group................................
  One Bush Street
  San Francisco, CA 94104
Fortuna Investment Partners, L.P.........................          254,554                  6.3
  100 Wilshire Blvd., 15th Fl.
  Santa Monica, CA 90401
Nicholas P. Economou.....................................           98,233(2)               2.4
John A. Doherty..........................................           58,438(3)               1.5
Robert K. McMenamin......................................           29,465(4)                *
Billy W. Ward............................................           23,990(5)                *
David M. Hunter..........................................           18,047(6)                *
Thomas W. Folger.........................................            5,000(7)                *
Louis P. Valente.........................................            5,000(8)                *
Charles M. McKenna.......................................            2,500(9)                *
All current directors and executive officers as a group
  (9 persons)............................................          269,742(10)              6.6

---------------
* Less than 1%.

 (1) Consists of 136,921 shares and warrants to purchase 16 shares held by H&Q Ventures IV; 109,631 shares held by H&Q Ventures International C.V.; 96,161 shares held by Hambrecht & Quist Group ("H&Q Group"); 63,195 shares held by H&Q Ventures III; 62,300 shares held by Hambrecht & Quist L.P. Liquidating Trust; 31,870 shares held by William R. Hambrecht; 18 shares held by Anglo-Continental Venture Investors S.A.; 16 shares held by Hamquist; 12 shares held by H&Q Investors; two shares held by H&Q Alliance Fund; warrants to purchase 29 shares held by H&Q London Ventures; warrants to purchase 29 shares held by Hambrecht and Quist Guaranty Finance; and warrants to purchase 66,667 shares held by RvR Securities Corp. Each of these entities is an affiliate of H&Q Group, and H&Q Group has voting control over such shares of Common Stock. William R. Hambrecht exercises sole dispositive and voting power with respect to the shares held by the foregoing entities.

 (2) Includes options to purchase 17,620 shares which are exercisable within 60 days after August 15, 1996.

 (3) Includes options to purchase 6,058 shares which are exercisable within 60 days after August 15, 1996.

 (4) Includes options to purchase 5,432 shares which are exercisable within 60 days after August 15, 1996.

 (5) Includes options to purchase 13,157 shares which are exercisable within 60 days after August 15, 1996, and 3,717 shares held in trust under the Billy
     W. Ward Family Trust, as to which shares Mr. Ward shares voting and investment power and disclaims beneficial ownership.

 (6) Includes options to purchase 6,071 shares which are exercisable within 60 days after August 15, 1996.

 (7) Consists of options to purchase 5,000 shares which are exercisable within 60 days after August 15, 1996 held by Mr. Folger.

 (8) Consists of options to purchase 5,000 shares which are exercisable within 60 days after August 15, 1996 held by Mr. Valente.

 (9) Consists of options to purchase 2,500 shares which are exercisable within 60 days after August 15, 1996 held by Mr. McKenna.

(10) Includes options to purchase 66,271 shares which are exercisable within 60 days after August 15, 1996 held by executive officers and directors of the Company.

                             ELECTION OF DIRECTORS

                               (ITEM 1 OF NOTICE)

     There are currently five members of the Board of Directors. The Board has fixed the number of directors for the ensuing year at five and has nominated Nicholas P. Economou, Charles M. McKenna, Louis P. Valente and Thomas W. Folger for re-election and Billy W. Ward for election to the Board of Directors. Each of the nominees has consented to serve, if elected at the meeting, for a one-year term expiring at the time of the Annual Meeting in 1997 and when his successor is elected and qualified. The shares represented by the enclosed proxy will be voted to elect the nominees unless such authority is withheld by marking the proxy to that effect. The nominees have agreed to serve, but in the event any becomes unavailable for any reason, the proxy, unless authority has been withheld as to such nominee, may be voted for the election of a substitute.

     The following information is furnished with respect to each nominee for election as a director.

                                            PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
NAME AND AGE                                          DURING LAST FIVE YEARS;
AS OF OCTOBER 1, 1996                            DIRECTORSHIPS OF PUBLIC COMPANIES
---------------------                       --------------------------------------------
Nicholas P. Economou, 47.............  Dr. Economou has been President and a Director of the
                                       Company since February 1990 and Chief Executive
                                       Officer since August 1993. Dr. Economou joined the
                                       Company in 1984 as the Director of Engineering and was
                                       subsequently promoted to Vice President, Engineering,
                                       prior to becoming President.

Louis P. Valente, 66.................  Mr. Valente, a Director of the Company since 1989, was a Senior Vice President of Acquisitions, Mergers and
                                       Investments of EG&G, Inc., a diversified high
                                       technology company, from 1991 until his retirement in
                                       1995, and was Vice President of Corporate Development
                                       from 1984 through 1991. Mr. Valente, a certified
                                       public accountant, has continued as a consultant to
                                       EG&G, Inc. since his retirement. He is also a director
                                       of several privately held companies.

Thomas W. Folger, 68.................  Mr. Folger, a Director of the Company since 1985, has been a General Partner of the sole General Partner of
                                       DeMuth, Folger & Wetherill, a venture capital firm,
                                       since its formation in 1994, and a General Partner of
                                       the sole General Partner of DeMuth, Folger & Terhune,
                                       a venture capital firm, since its formation in 1983.
                                       Prior to 1983, Mr. Folger was Vice President and a
                                       member of the Board of Directors of Kidder, Peabody &
                                       Co. Incorporated. Mr. Folger is a director of IEC
                                       Electronics Corp., a provider of contract
                                       manufacturing services for electronics companies.

Charles M. McKenna, 51...............  Mr. McKenna, a Director of the Company since 1995, has been Vice President of Varian Semiconductor Equipment
                                       and General Manager of Varian's Ion Implant Systems, a
                                       semiconductor equipment manufacturer, since 1989. He
                                       has previously held technical positions with Varian
                                       Corporation, IBM and Hughes Research Laboratories.

Billy W. Ward, 43....................  Mr. Ward, a nominee for Director, has been Senior Vice
                                       President since January 1996 and was Vice President
                                       and Chief Engineer of the Company from 1983 through
                                       1995, and a Director of the Company from 1983 to 1984,
                                       from 1988 to 1991 and from 1993 to 1994.

                   BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     The Board of Directors has Audit and Compensation Committees. It does not have a nominating or similar committee.

     The Audit Committee, which periodically meets with management and the Company's independent accountants, reviews the results and scope of the audit and other services provided by the Company's independent accountants, the need for internal auditing procedures and the adequacy of internal controls. The directors currently serving on the Audit Committee are Messrs. Valente, Folger and McKenna. The Audit Committee met once during fiscal 1996.

     The Compensation Committee establishes salaries for officers and incentives and other forms of compensation for officers and other key employees; administers the various incentive compensation and benefit plans; and recommends policies relating to such plans. The directors currently serving on the Compensation Committee are Messrs. Valente, Folger and McKenna. The Compensation Committee met three times during fiscal 1996.

     During fiscal 1996, the Board of Directors of the Company held four meetings. Each incumbent director attended at least 75% of the aggregate number of the meetings of the Board and the meetings of the committees of the Board on which he served.

                             DIRECTOR COMPENSATION

     The Company's directors receive compensation in the amount of $1,000 for each meeting of the Board of Directors attended and may be reimbursed for certain expenses in connection with attendance at Board and committee meetings. Under the Company's 1994 Non-Employee Director Stock Option Plan each non-employee director serving as such on the date of the annual meeting of the Board of Directors held closest to the fourth, eighth and any subsequent four-year anniversary of the date of such director's election to the Board of Directors is entitled to receive on such date an option to purchase 10,000 shares of Common Stock (subject to vesting over sixteen quarterly periods), exercisable at a price per share equal to fair market value on the date of grant. Any non-employee director, upon his or her first election to the Board of Directors, is entitled to receive an option to purchase 10,000 shares of Common Stock.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report, prepared by the Compensation Committee of the Company's Board of Directors (the "Committee"), addresses the Company's executive compensation policies and the basis on which fiscal 1996 executive officer compensation determinations were made. The Committee designs and approves all components of executive pay.

     To ensure that executive compensation is designed and administered in an objective manner, the Committee's members are all non-employee directors. During fiscal 1996, the Committee members were Thomas W. Folger, Charles M. McKenna and Louis P. Valente.

  Compensation Philosophy

     The Company's executive compensation policies are intended to attract, retain, motivate and reward executives who can lead the Company in achieving its long-term growth and earnings goals. The objective of the Committee is to implement a compensation program that will provide appropriate incentives while, at the same time, encouraging executive officers to increase their equity ownership in the Company and thereby align their interests with those of the Company's stockholders. The compensation program consists primarily of three components, namely (a) base salary, (b) bonus and (c) stock options. Each of these factors are further described below. In addition, executive officers are eligible to participate, on a non-discriminatory basis, in various benefit programs provided to all full-time employees, including the Company's stock purchase plan, 401(k) plan and group medical, disability and life insurance programs. The Committee believes that executive compensation packages should be viewed as a whole in order to assess properly their appropriateness.

     In establishing total compensation packages for the Company's executive officers, the Committee takes into account the compensation packages offered to executives of other semiconductor capital equipment companies of similar stature. The Committee uses this comparative data primarily as benchmarks to ensure that the Company's executive compensation packages are competitive. The Committee seeks to maintain total compensation within the broad middle range of comparative pay. The Committee generally meets quarterly and at other times that it deems are necessary and, from time to time, confers with outside advisors concerning acceptable industry practices. Individual amounts are based not only on comparative data, but also on such factors as length of service with the Company and the Committee's judgment as to individual contributions. These factors are not assigned specific mathematical weights.

  Salary

     Base salaries are reviewed annually. It is the Committee's intention to pay slightly below-market base salary but provide a significant equity ownership opportunity to create incentives for the Company's executive officers to maximize the Company's growth and success while increasing stockholders' value over the long term. Changes in base salary from year to year depend upon such factors as individual performance, cost of living changes and the economic and business conditions affecting the Company. Executive officer base salaries are set at the beginning of each calendar year.

     Dr. Economou's base salary was increased from $154,000 to $165,000 on January 1, 1996, an increase of 7%. This increase was largely based on his contributions to the Company's meeting its growth and profit objectives and establishing the fundamental technological base necessary to enhance its prospects.

  Bonus

     Executive bonuses are determined in accordance with achievement of the Company's goals for the most recent fiscal year. The amounts are intended to reward management for achieving certain milestones set out at the beginning of the fiscal year. Among others, operating profit, sales growth and bookings are taken into account.

  Stock Options

     As noted above, stock options are an important component of total executive compensation. Stock options are considered long-term incentives that link the long-term interests of management with those of the Company's stockholders. Stock options that the Committee has granted vest over a four year period from the date of grant at the rate of 6.25% per fiscal quarter, commencing at the end of the quarter in which they are granted. Option exercise prices are set at 100% of the fair market value of the stock at the date of the grant and expire after ten years. The Committee has absolute discretion to determine the recipients and the number of options to be awarded. Each award is at the Committee's discretion and is not subject to any specific formula or criteria. The Committee generally awards options on an annual basis. The number of shares for which options were granted to executive officers in fiscal 1996 was determined by the Committee based upon several factors, including the executive's position, his past and future expected performance, the comparative data described above, and the number of shares under options previously granted. These factors were evaluated in a qualitative manner and were not assigned predetermined weights.

  Section 162(m)

     Section 162(m) of the Internal Revenue Code which became effective January 1, 1994, generally limits the deductibility of annual compensation for certain officers to $1 million. It is the general intention of the Committee to assure that officer compensation will meet the Section 162(m) requirements for deductibility. However, the Committee reserves the right to use its judgment to authorize compensation payments which may be in excess of the limit when the Committee believes such payment is appropriate, after taking into consideration changing business conditions or the officer's performance, and is in the best interest of the shareholders. The Committee will review its policy concerning
Section 162(m) on a year-by-year basis.

                                          Compensation Committee

                                          Thomas W. Folger
                                          Charles M. McKenna
                                          Louis P. Valente

               COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

     The following performance graph assumes an investment of $100 on May 11, 1994 (the date the Company's common stock was first registered under Section 12 of the 1934 Act) and compares the changes thereafter in the market price of the Company's common stock with a broad market index (Nasdaq Stock Market (U.S.))
and an industry index (H&Q Technology). The Company paid no dividends during the periods shown; the performance of the indexes is shown on a total return
(dividend reinvestment) basis. The graph lines merely connect fiscal year-end dates and do not reflect fluctuations between those dates.

                                 [Line Graph]

  Measurement Period                             Nasdaq Stock
(Fiscal Year Covered)       Micrion Corporation   Market-US       H & Q Technology
     5/11/94                       100                100              100
     6/30/94                       114                 99               94
     6/30/95                       245                132              158
     6/30/96                       264                169              188

    THE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND THE COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN INFORMATION ABOVE SHALL NOT BE DEEMED "SOLICITING MATERIAL" OR INCORPORATED BY REFERENCE INTO ANY OF THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION BY IMPLICATION OR BY ANY REFERENCE IN ANY SUCH FILING TO THIS PROXY STATEMENT.

                         EXECUTIVE OFFICER COMPENSATION

     The following summary compensation table sets forth the compensation paid or accrued for services rendered in fiscal 1996, 1995 and 1994 to the chief executive officer and the other four most highly compensated executive officers of the Company (the "Named Executive Officers").

                                         SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION             LONG-TERM COMPENSATION AWARDS
                                    -------------------------------------   -------------------------------
                                                             OTHER ANNUAL     RESTRICTED        SECURITIES      ALL OTHER
        NAME AND           FISCAL                   BONUS    COMPENSATION       STOCK           UNDERLYING     COMPENSATION
   PRINCIPAL POSITION       YEAR    SALARY ($)       ($)        ($)(1)      AWARD(S)($)(2)      OPTIONS (#)        ($)
   ------------------      ------   ----------      -----    ------------   --------------      -----------    ------------
Nicholas P. Economou.....   1996     $159,716      $50,000      $10,800              --            35,000         $ 3,432(3)
President and Chief         1995      147,540       50,000       10,800              --            15,000             961
Executive Officer           1994      138,429       10,000       10,800         $66,434(4)             --             880

John A. Doherty..........   1996      146,076(5)    10,000       11,145              --             7,500          16,086(6)
Vice President, Marketing   1995      109,504(7)    15,000       12,960              --             7,500             624
                            1994       98,053           --       12,300          36,663(4)             --             619

Robert K. McMenamin......   1996      144,239(8)     7,000       10,800              --             5,000           1,948(9)
Vice President, Sales       1995      109,392(10)   10,000       10,800              --             7,500             568
                            1994      115,489(11)       --       10,800          18,358(4)             --             562

Billy W. Ward............   1996      126,547       18,000           --              --            50,000          19,790(12)
Senior Vice President       1995      100,336       45,000           --              --             7,500             649
                            1994       95,715           --           --          42,206(4)             --             607

David M. Hunter..........   1996      102,502       25,000           --              --             7,500           2,215(13)
Vice President, Finance     1995       98,412       30,000           --              --             7,500             624
and Administration          1994       92,841       10,000           --          17,620(4)             --             600

---------------
 (1) Includes annual personal car allowance in the amount of $10,800.

 (2) As of June 30, 1996, an aggregate of 304,434 shares of restricted stock were outstanding, with an aggregate value of $4,414,293. No dividends will be payable with respect to shares of restricted stock until such shares have vested.

 (3) Consists of (i) insurance premiums with respect to term life insurance in the amount of $995 and (ii) Company contributions to 401(k) account in the amount of $2,437.

 (4) These shares are fully vested.

 (5) Includes sales commissions in the amount of $45,943.

 (6) Consists of (i) insurance premiums with respect to term life insurance in the amount of $627, (ii) Company contributions to 401(k) account in the amount of $1,459, and (iii) foregiveness of $14,000 of debt owing to the Company.

 (7) Includes sales commissions in the amount of $10,389.

 (8) Includes sales commissions in the amount of $53,166.

 (9) Consists of (i) insurance premiums with respect to term life insurance in the amount of $569 and (ii) Company contributions to 401(k) account in the amount of $1,379.

(10) Includes sales commissions in the amount of $19,251.

(11) Includes sales commissions in the amount of $26,334.

(12) Consists of (i) insurance premiums with respect to term life insurance and
     (ii) foregiveness of $19,000 of debt owing to the Company.

(13) Consists of (i) insurance premiums with respect to term life insurance in the amount of $640 and (ii) Company contributions to 401(k) account in the amount of $1,575.

                       OPTIONS GRANTS IN LAST FISCAL YEAR

     The following table shows all stock option grants to the Named Executive
Officers during fiscal 1996.

                                                  PERCENT OF                          POTENTIAL REALIZABLE
                                                    TOTAL                               VALUE AT ASSUMED
                                     NUMBER OF     OPTIONS                            ANNUAL RATE OF STOCK
                                      SHARES      GRANTED TO                           PRICE APPRECIATION
                                    UNDERLYING    EMPLOYEES    EXERCISE                FOR OPTION TERM(1)
                                      OPTIONS     IN FISCAL      PRICE    EXPIRATION  --------------------
NAME                                GRANTED(#)       YEAR      PER SHARE     DATE        5%          10%
----                                ----------    ----------   ---------  ----------  --------     -------
Nicholas P. Economou..............     35,000(2)     14.6%       $10.75     12/21/05  $236,622     $599,646
John A. Doherty...................      7,500(2)      3.1         10.75     12/21/05    50,705      128,495
Robert K. McMenamin...............      5,000(2)      2.1         10.75     12/21/05    33,803       85,664
Billy W. Ward.....................     50,000(3)     20.8         10.25     01/04/06   322,308      816,793
David M. Hunter...................      7,500(2)      3.1         10.75     12/21/05    50,705      128,495

---------------
(1) As required by the rules of the Securities and Exchange Commission, potential values stated are based on the prescribed assumption that the Company's common stock will appreciate in value from the date of grant to the end of the option term at rates (compounded annually) of 5% and 10%, respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of the Company's common stock.

(2) These options vest in sixteen (16) equal quarterly installments, commencing on December 21, 1995, the date of grant, subject to continuing employment.

(3) These options vest in sixteen (16) equal quarterly installments, commencing on January 4, 1996, the date of grant, subject to continuing employment.

                         FISCAL YEAR-END OPTION VALUES

     During fiscal 1996, none of the Named Executive Officers exercised stock options issued by the Company. The following table sets forth information regarding the number of vested and unvested options and the unrealized value or spread (the difference between the exercise price and the market value) of the unexercised options issued by the Company and held by the Named Executive
Officers on July 1, 1996.

                                                 NUMBER OF SHARES
                                                    UNDERLYING            VALUE OF UNEXERCISED
                                                UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS
                                                        (#)                       ($)
                                                -------------------       --------------------
    NAME                                        VESTED     UNVESTED       VESTED      UNVESTED
    ----                                        ------     --------       -------     --------
    Nicholas P. Economou......................  13,244      36,876        $39,372     $113,128
    John A. Doherty...........................   4,703      10,313         13,827       31,174
    Robert K. McMenamin.......................   4,234       8,282         12,361       24,827
    Billy W. Ward.............................   9,563      47,969         32,089      170,784
    David M. Hunter...........................   4,716      10,313         13,827       31,174

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

                               (ITEM 2 OF NOTICE)

     On the recommendation of the Audit Committee, the Board of Directors has selected KPMG Peat Marwick LLP, independent certified public accountants, as auditors of the Company for the fiscal year ending June 30, 1997. This firm has audited the accounts and records of the Company since 1985. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting to answer questions from stockholders and will have an opportunity to make a statement if desired.

     The selection of independent auditors is not required to be submitted to a vote of the stockholders. The Board believes, however, it is appropriate as a matter of policy to request that the stockholders ratify the appointment. If the stockholders do not ratify the appointment, the Board will reconsider its selection.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's officers and directors and persons who own more than ten percent of its common stock to file reports with the Securities and Exchange Commission disclosing their ownership of stock in the Company and changes in such ownership. Copies of such reports are also required to be furnished to the Company. Based solely on a review of the copies of such reports received by it, the Company believed that, during fiscal 1996, all such filing requirements were complied with, except that each of five officers filed late Form 4 reports with respect to three grants of options, one officer filed a late Form 4 report with respect to two grants of options, one director filed a late Form 3 report, and each of two other directors filed a late Form 4 report with respect to a grant of options.

                     STOCKHOLDER PROPOSALS FOR 1997 MEETING

     Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be presented on or before June 3, 1997 for inclusion in the proxy materials relating to that meeting. Any such proposals should be sent to the Company at its principal offices addressed to the Vice President, Finance and Administration. Other requirements for inclusion are set forth in Rule 14a-8 under the 1934 Act.

                                 OTHER MATTERS

     The Company has no knowledge of any matters to be presented for action by the stockholders at the Annual Meeting other than as set forth above. However, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment in the event that any additional matters should be presented.

     The Company will bear the cost of the solicitation of proxies by management, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of common stock.

                                          By order of the Board of Directors

                                          /s/ ROSLYN G. DAUM

                                          ROSLYN G. DAUM
                                          Clerk

October 1, 1996

     The Board hopes that stockholders will attend the meeting. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

                                 DETACH HERE                              MIC F

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             MICRION CORPORATION
                     1996 ANNUAL MEETING OF STOCKHOLDERS
P
R  The undersigned stockholder of MICRION CORPORATION, a Massachusetts
O corporation, hereby acknowledges receipt of the Notice of Annual Meeting of X Stockholders and Proxy Statement, each dated October 1, 1996, and hereby
Y appoints Nicholas P. Economou and David M. Hunter, and both of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1996 Annual Meeting of Stockholders of MICRION CORPORATION to be held on Thursday, November 14, 1996 at 10:00 a.m., local time, at the offices of Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. Either of such attorneys or substitutes shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

   THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY COME BEFORE THE MEETING.

                                                                    -----------
                                                                    SEE REVERSE
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
                                                                    -----------

                                 DETACH HERE                               MIC F

/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE

    1. ELECTION OF DIRECTORS:
    NOMINEES: Nicholas P. Economou; Louis P. Valente;
              Thomas W. Folger; Charles M. McKenna;
              Billy W. Ward

                          FOR           WITHHELD
                          / /             / /


    --------------------------------------
    For all nominees except as noted above

                                               FOR   AGAINST   ABSTAIN
    2. PROPOSAL TO RATIFY THE                  / /     / /       / /
       APPOINTMENT OF KPMG PEAT
       MARWICK LLP AS THE INDE-
       PENDENT AUDITORS OF THE
       COMPANY FOR THE 1997
       FISCAL YEAR:

       and upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.


              MARK HERE
             FOR ADDRESS       / /
             CHANGE AND
             NOTE AT LEFT

(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature:                                                Date:
          -----------------------------------------------      ---------------

Signature:                                                Date:
          -----------------------------------------------      ---------------